Exhibit 10.2

[EXECUTION VERSION]

SHARE REPURCHASE AGREEMENT

dated as of

June 22, 2020

between

SoftBank Group Capital Ltd

and

T-Mobile US, Inc.

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement, dated as of June 22, 2020 (this “Repurchase Agreement”), is made between SoftBank Group Capital Ltd, a private limited company incorporated in England and Wales (“SBGC” or the “Seller”) and wholly owned subsidiary of SoftBank Group Corp., a Japanese kabushiki kaisha (“SoftBank”), and T-Mobile US, Inc., a Delaware corporation (the “Company”).

WHEREAS, as of the date hereof, SoftBank, indirectly through SBGC, beneficially owns 304,606,049 shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”);

WHEREAS, concurrently with entering into this Repurchase Agreement, SoftBank, SBGC, Delaware Project 4 L.L.C., a limited liability company organized in the state of Delaware and a wholly owned subsidiary of SoftBank, Delaware Project 6 L.L.C., a limited liability company organized in the state of Delaware and a wholly owned subsidiary of SoftBank (“Project 6 LLC” and, together with SBGC, the “SoftBank Parties”), Claure Mobile LLC, a limited liability company organized in the state of Delaware, Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the Laws of the Federal Republic of Germany (“DT”), the Company and T-Mobile Agent LLC, a limited liability company organized in the state of Delaware and an indirect wholly owned subsidiary of the Company, have entered into the Master Framework Agreement (the “Framework Agreement”), pursuant to which various transactions among the parties are intended to occur;

WHEREAS, SBGC wishes to sell to the Company, and the Company wishes to purchase from SBGC, the Repurchased Shares (as defined below) on the terms and subject to the conditions set forth in this Repurchase Agreement (the “Repurchase Transaction”);

WHEREAS, following the Repurchase Transaction, SBGC intends, among other actions, to transfer its remaining shares of Common Stock to Project 6 LLC (the “Project 6 LLC Transfer”);

WHEREAS, following the Initial Closing Date (as defined below), a SoftBank Party may wish to sell to the Company additional Repurchased Shares on the terms and subject to the conditions set forth in this Repurchase Agreement (a “Subsequent Share Sale”);

WHEREAS, in connection with the Repurchase Transaction, the Company intends to offer and sell a portion of the Repurchased Shares acquired in the Repurchase Transaction in an underwritten registered offering (the “Company Offering”), pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and each of the underwriters (collectively, the “Underwriters”) party thereto;

WHEREAS, 5,000,000 Repurchased Shares offered in the Company Offering are expected to be reserved by the Underwriters for sale to certain executives of SoftBank;

WHEREAS, in connection with the Repurchase Transaction, the Company intends to offer and sell a portion of the Repurchased Shares to the 2020 Cash Mandatory Exchangeable Trust (the “Mandatory Exchangeable Issuer”) pursuant to a purchase agreement (the “Exchangeable Issuer Purchase Agreement”) to be entered into by and between the Company and the Mandatory Exchangeable Issuer, and the Mandatory Exchangeable Issuer intends to offer and sell securities mandatorily exchangeable for the cash value of shares of Common Stock, in a private placement (the “Mandatory Exchangeable Placement”) pursuant to a purchase agreement, to be entered into by and among the Mandatory Exchangeable Issuer, the Company, SBGC and the several initial purchasers party thereto;

WHEREAS, in connection with the Repurchase Transaction, the Company Offering and the Mandatory Exchangeable Placement, the Company intends to distribute (the “Rights Offering” and, together with the Company Offering and the Mandatory Exchangeable Placement, the “Concurrent Offerings”) to holders of its Common Stock certain rights (the “Rights”) to purchase Repurchased Shares, which purchases, if any, will be completed pursuant to the Rights following the initial closings of the Company Offering and the Mandatory Exchangeable Placement;

WHEREAS, in connection with the Concurrent Offerings, the Company intends to sell 5,000,000 Repurchased Shares (the “Executive Shares”) of Common Stock (the “Executive Purchase”) to Claure Mobile LLC (the “Executive Purchaser” and such purchase, the “Executive Purchase”) pursuant to a purchase agreement (the “Executive Purchase Agreement”) to be entered into by and between the Company and the Executive Purchaser;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Article 1
SALE AND REPURCHASE

1.1         Repurchase.

(a)          On the terms and subject to the conditions set forth in this Repurchase Agreement, on the Initial Closing Date (as defined below), simultaneously with the closing of the Company Offering and the Mandatory Exchangeable Placement, SBGC shall sell and transfer to the Company, and the Company shall purchase from SBGC, that number of shares of Common Stock that is equal to the sum of (i) the aggregate number of shares of Common Stock purchased on the Initial Closing Date (as defined below) by the several Underwriters pursuant to the Underwriting Agreement (the “Initial Offering Shares”) and (ii) the aggregate number of shares of Common Stock purchased on the Initial Closing Date by the Mandatory Exchangeable Issuer pursuant to the Exchangeable Issuer Purchase Agreement (the “Initial Exchangeable Shares” and, together with the Initial Offering Shares, the “Initial Shares”).

(b)          Upon satisfaction or waiver by the parties to the Executive Purchase Agreement of the conditions to closing of the sale of the Executive Shares (the “Executive Share Purchase Closing”), on the closing date of the Executive Purchase, simultaneously with the Executive Share Purchase Closing, SBGC shall sell and transfer to the Company, and the Company shall purchase from SBGC, the Executive Shares.

(c)          The aggregate purchase price for the Initial Shares (the “Initial Purchase Price”) shall be equal to (i) the sum of (x) the aggregate purchase price for the Initial Offering Shares received by the Company from the several Underwriters pursuant to the Underwriting Agreement plus (y) the aggregate cash purchase price for the Initial Exchangeable Shares received by the Company from the Mandatory Exchangeable Issuer pursuant to the Exchangeable Issuer Purchase Agreement, plus (ii) the sale, assignment and transfer to SBGC of the Contingent Value Right Note issued by the Mandatory Exchangeable Issuer to the Company pursuant to the Exchangeable Issuer Purchase Agreement.

(d)          The aggregate purchase price for the Executive Shares shall be equal to the aggregate purchase price for the Executive Shares to be received by the Company from the Executive Purchaser (the “Executive Shares Purchase Price”).

1.2         Closing.  The closing of the purchase of the Initial Shares (the “Initial Closing”) shall be held at the offices of Sullivan & Cromwell LLP, at 125 Broad Street, New York, New York 10004 at the time specified for the first closing in the Underwriting Agreement, subject to the satisfaction or waiver of the conditions set forth in Section 1.3 below (the date on which the Initial Closing actually occurs is referred to herein as the “Initial Closing Date”).  At the Initial Closing:

(a)          SBGC shall deliver or cause to be delivered to the Company, to the account specified by the Company in Annex A, all right, title and interest in and to the Initial Shares free and clear of all liens, claims, security interests and other encumbrances (collectively, “Encumbrances”), together with all documentation reasonably necessary for transfer to the Company, which shall in turn transfer to the Underwriters and the Mandatory Exchangeable Issuer, as applicable, such right, title and interest; and

(b)          (i) the several Underwriters and the Mandatory Exchangeable Issuer, as applicable, shall pay to the Company in immediately available funds by wire transfer to an account specified by the Company in Annex B the net proceeds of the Company Offering and the Mandatory Exchangeable Offering as consideration for the Initial Offering Shares and the Initial Exchangeable Shares, as applicable, which shall in turn immediately pay such net proceeds to SBGC, in immediately available funds by wire transfer, in accordance with the instructions provided by SBGC to the Company prior to the Initial Closing, net of any fees, commissions, discounts and disbursements and expenses incurred and to be borne by SoftBank pursuant to Sections 7.1 and, if then due and payable, 7.2 of the Framework Agreement, and (ii) the Company shall sell, assign and transfer to SBGC the Contingent Value Right Note issued by the Mandatory Exchangeable Issuer to the Company pursuant to the Exchangeable Issuer Purchase Agreement.

1.3         Closing Condition.  The obligation of SBGC to sell the Initial Shares to the Company and the obligation of the Company to purchase and pay for the Initial Shares on the Initial Closing Date are subject to the simultaneous consummation of the Company Offering and the Mandatory Exchangeable Placement and to the condition that the representations and warranties of SBGC in Article 2 (in the case of the conditions to the Company’s obligations) and the Company in Article 3 (in the case of the conditions to SBGC’s obligations) shall be true and correct as of such Initial Closing Date as if then made.

1.4         Subsequent Closings.  If additional closings occur pursuant to the Underwriting Agreement or the Exchangeable Issuer Purchase Agreement, at the Executive Share Purchase Closing or in a Subsequent Share Sale, and when the Company is required to deliver shares of Common Stock pursuant to the exercise of the Rights, then in each such case (each, a “Subsequent Offering Closing”), as and when it occurs, there shall be a subsequent closing under this Repurchase Agreement, so that in each case SBGC and, following the Project 6 LLC Transfer, Project 6 LLC, shall sell to the Company, and the Company shall purchase from SBGC and, following the Project 6 LLC Transfer, Project 6 LLC, the Repurchased Shares to be delivered by the Company in the respective Subsequent Offering Closing (it being acknowledged that it is the intention of the parties to transfer the Repurchased Shares in accordance with Direction Instructions (as defined below) provided in connection in advance of each such Subsequent Offering Closing).  The occurrence of each Subsequent Offering Closing shall be subject to the condition that the representations and warranties of the SoftBank Parties in Article 2 (in the case of the conditions to the Company’s obligations) and the Company in Article 3 (in the case of the conditions to SBGC’s, and, following the Project 6 LLC Transfer, Project 6 LLC’s, obligations) shall be true and correct as of the date of such Subsequent Offering Closing as if then made.  The Company shall (i) in the case of any Subsequent Offering Closing pursuant to the Underwriting Agreement or the Exchangeable Issuer Purchase Agreement (or any subsequent underwriting, initial purchaser or similar agreement as contemplated by Section 2.6 of the Framework Agreement), in the case of the Executive Share Purchase or in connection with the exercise of Rights, direct the several Underwriters (or additional underwriters or initial purchasers, as applicable), Mandatory Exchangeable Issuer (or additional exchangeable issuer, as applicable), Executive Purchaser or the transfer agent that received the proceeds of the exercise of the Rights, as applicable, to pay to the Company in immediately available funds by wire transfer, which shall in turn immediately pay such net proceeds to SBGC and, following the Project 6 LLC Transfer, Project 6 LLC, in immediately available funds by wire transfer, in accordance with the instructions provided by SBGC and, following the Project 6 LLC Transfer, Project 6 LLC, to the Company prior to the Subsequent Offering Closing as consideration for the Repurchased Shares, net of any fees, commissions, discounts and disbursements incurred thereto and to be borne by Softbank pursuant to Section 7.1 and, if then applicable, Section 7.2 of the Framework Agreement (it being acknowledged that it is the intention of the parties to effectuate such payments in accordance with Direction Instructions provided in connection in advance of each such Subsequent Offering Closing), and (ii) to the extent such Subsequent Offering Closing is an additional closing under the Exchangeable Issuer Purchase Agreement, sell, assign and transfer to SBGC and, following the Project 6 LLC Transfer, Project 6 LLC, the Contingent Value Right Note issued by the Mandatory Exchangeable Issuer to the Company in connection with such Subsequent Offering Closing pursuant to the Exchangeable Issuer Purchase Agreement.  Each subsequent closing under this Repurchase Agreement shall occur simultaneously with the respective Subsequent Offering Closing to which it relates.  The parties acknowledge that the foregoing sales, purchases and payments may be made pursuant to direction instructions in a form consistent with Annexes A and B hereto (“Direction Instructions”).  The shares of Common Stock sold in such subsequent closings, together with the Initial Shares and the Executive Shares, are referred to herein together as the “Repurchased Shares”.

Article 2
REPRESENTATIONS AND WARRANTIES OF SBGC

SBGC hereby makes the following representations and warranties to the Company:

2.1         Existence.  SBGC is a private limited company incorporated and existing under the laws of England and Wales.  Project 6 LLC is a limited liability company organized and existing under the laws of the State of Delaware.

2.2         Power and Authority.  Each of the SoftBank Parties has the full right, power and authority to execute and deliver this Repurchase Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Repurchase Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

2.3         Authorization.  This Repurchase Agreement has been duly authorized, executed and delivered by or on behalf of each of the SoftBank Parties and constitutes a valid and binding agreement of each of the SoftBank Parties enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

2.4         No Conflicts.  The execution, delivery and performance by each of the SoftBank Parties of this Repurchase Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such SoftBank Party is a party or by which such SoftBank Party is bound, (b) result in any violation of the provisions of the organizational documents of such SoftBank Party or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not materially and adversely affect the sale of the Repurchased Shares and the consummation of any other transaction herein contemplated.

2.5         Title.  As of the date hereof and immediately prior to the delivery of the Repurchased Shares at any closing under this Repurchase Agreement, SBGC and, following the Project 6 LLC Transfer, Project 6 LLC is, the sole legal and beneficial owner of, and hold, and will hold, good and valid title to the Repurchased Shares, free and clear of all Encumbrances.

Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to SBGC:

3.1         Existence.  The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

3.2         Power and Authority.  The Company has the full right, power and authority to execute and deliver this Repurchase Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Repurchase Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

3.3         Authorization.  This Repurchase Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

3.4         No Conflicts.  The execution, delivery and performance by the Company of this Repurchase Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound, (b) result in any violation of the provisions of the organizational documents of the Company or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach violation or default that would not materially and adversely affect the purchase of the Repurchased Shares and the consummation of any other transaction herein contemplated.

3.5         Company Board Approval.  The Board of Directors of the Company has adopted resolutions in advance specifically approving, for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Repurchase Transactions and any other transactions involving dispositions to, or acquisitions from, the Company of the Common Stock or other “equity securities” or “derivative securities” (each as defined for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder), including, but not limited to, the Contingent Value Right Note(s), as may be carried out in connection with the transactions contemplated herein.

Article 4
MISCELLANEOUS

4.1         Termination.  This Repurchase Agreement (a) may be terminated prior to the Initial Closing (i) by mutual written consent of the Company and SBGC or (ii) by either the Company or SBGC on or after 11:59 p.m. EDT on June 26th, 2020 if the Initial Closing shall not have occurred by such date, (b) shall terminate without the need for further action by any party hereto if the Underwriting Agreement has not been entered into by 11:59 p.m. EDT on July 2, 2020, or (c) shall terminate without the need for further action by any party and simultaneously with any termination of the Framework Agreement.

4.2         Further Assurances.  Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Repurchase Agreement, as the other party may reasonably require from time to time in order to carry out the purposes of this Repurchase Agreement.

4.3         Survival.  All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Repurchase Agreement and the consummation of the transactions contemplated thereby.

4.4         Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Repurchase Agreement may be amended or waived only by written agreement executed by the parties hereto.

4.5         Assignment; Binding Agreement.  This Repurchase Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other party.

4.6         No Third Party Beneficiaries.  Nothing in this Repurchase Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Repurchase Agreement or the Master Framework Agreement.

4.7         Entire Agreement.  This Repurchase Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Repurchase Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

4.8         Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.  To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

4.9         Counterparts.  This Repurchase Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Repurchase Agreement by facsimile or by electronic mail and each party shall be permitted to rely on the signatures so transmitted to the same extent and effect as if they were original signatures.

4.10       Governing Law; Jurisdiction; Forum; Waiver of Trial by Jury.

(a)          THIS REPURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. In any action between the parties arising out of or relating to this Repurchase Agreement, each of the parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in the State of Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 4.12 shall be effective service of process for any such action. Each party hereto irrevocably designates C.T. Corporation as its agent and attorney in fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the aforementioned courts and each party hereto stipulates that such consent and appointment is irrevocable and coupled with in interest.

(b)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS REPURCHASE AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REPURCHASE AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS REPURCHASE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.10(b).

4.11       Notices.

(a)          Unless otherwise provided in this Repurchase Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next business day, (ii) on the next business day if sent by overnight courier and delivered on such business day within ordinary business hours and, if not, the next business day following delivery; and (iii) when received, if received during normal business hours and, if not, the next business day after receipt, if delivered by means other than those specified above.  Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.

If to SBGC, to:

SoftBank Group Capital Ltd
c/o SoftBank Group Corp.
Tokyo Shiodome Bldg.
1-9-1 Higashi-shimbashi
Minato-ku, Tokyo 105-7303
Japan
Attention:     Corporate Officer, Head of Legal Unit
e-mail:          sbgrp-legalnotice@g.softbank.co.jp and
sbgi-legal@softbank.com

If to the Company, to:

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, WA 98006
Attention: Broady Hodder
e-mail: Broady.Hodder@T-Mobile.com

4.12       Interpretation.  The headings contained in this Repurchase Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Repurchase Agreement.

4.13       Tax Treatment.  For U.S. federal income tax purposes, the parties agree to treat the transactions contemplated by this Repurchase Agreement in accordance with Article 4 of the Framework Agreement.

[Signature Page Follows]

In witness whereof, the parties have caused this Repurchase Agreement to be executed and delivered as of the date first above written.

SOFTBANK GROUP CAPITAL LTD

By:	/s/ Michael Combes
	Name:	Michael Combes
	Title:	Director

T-MOBILE US, INC.

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Share Repurchase Agreement]